Exhibit 16






PMB + CO.
   Pohl, McMabola, Berg + Company, LLP
   www.pmbcpas.com



                                February 1, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

      We have read the statements made by Bella Vista Capital., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed for the month of January 2007. We agree with such statements made insofar as they relate to our Firm.


                                          Very truly yours,



                                          /s/ Pohl, McNabola, Berg & Co., LLP
                                          ------------------------------------
                                          Pohl, McNabola, Berg & Co., LLP


















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